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                                                                 Exhibit 10.65.2

                                 LOAN AGREEMENT

     THIS AGREEMENT, made and entered into as of the 28th day of December,1998, by and between EMERITUS PROPERTIES X, LLC, a Washington limited liability company (hereinafter called "Borrower"), and GUARANTY FEDERAL BANK, F.S.B., a federal savings bank (hereinafter called "Lender");

                                  WITNESSETH:

         WHEREAS, Borrower has obtained from Lender a Commitment (as hereinafter defined) for a Loan (as hereinafter defined); and

         WHEREAS, Borrower and Lender wish to enter into this Agreement in order to set forth the terms and conditions of the Loan to be made in accordance with the Commitment;

         NOW THEREFORE, in consideration of the mutual promises hereinafter contained and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings shown:

(a) "Administrative Notices". All (i) Deficiency Notices, (ii) all Agency inspection reports, audits, surveys, investigations, reviews and evaluations, and (iii) all notices and written communications from any state or any Agency relating to material adjustments in reimbursement amounts or to rate reviews, modifications of rates, inflation adjustments, rate agreements and the like.

(b) "Agency". The Health Care Financing Administration, the Drug Enforcement Administration, the Environmental Protection Agency, any other state or federal licensing or regulatory authority (including any licensing or regulatory authority responsible for administering or dispensing Medicaid or Medicare payments or any other third party payor billing policies, procedures, limitations or restrictions), or any other public or private agency or organization, including without limitation, any public or private accreditation agency or organization.

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(c) "Assignment of Leases and Rents". The Assignment of Leases and Rents of even date herewith from Borrower to Lender covering certain leases and other interests described therein, providing a source of future payment of the Note.

(d) "Certificate of Non Foreign Status". A certificate by Borrower as required by Section 1445 of the Internal Revenue Code of 1986.

(e) "Collateral Assignment of Agreements Affecting Real Estate". The Collateral Assignment of Agreements Affecting Real Estate as provided for herein and in the form approved by Lender.

(f) "Commitment". A commitment agreement dated December ?8,1998, by and between Lender and Borrower, in which Lender agrees to lend, and Borrower agrees to borrow and take down, the Loan in accordance with the terms, provisions and conditions set forth therein, together with all modifications and amendments to said commitment agreement.

(g) "Escrow and Security Agreement". An Escrow and Security Agreement made by Borrower for the benefit of Lender.

(h) "Deed of Trust". A Deed of Trust (With Security
Agreement, Fixture Filing and Assignment of Leases and Rents) of even date herewith, conveying the Premises to the Trustee named therein, and granting a security interest in certain property and rights, to secure the payment of the Note.

(i) "Facility". An assisted living facility.

(j) "Deficiency Notices". All notices and other written communications from any Agency, Governmental Authority or agent which licenses, regulates, certifies, accredits or evaluates the Borrower, the Premises or the Borrowers operation of the Premises alleging that the Borrower, the Premises or the Borrower's operation of the Premises in whole or in part fails to comply or, if corrective action is not taken, shall fail to comply with, any or all of the Agency's or Governmental Authority's requirements for and conditions of licensing, regulation, certification or accreditation by or participation in programs of the Agency or Governmental Authority or otherwise relating to the continuous operation of all or any portion of the Premises or the Borrower's programs or its eligibility or entitlement to receive reimbursement from any Aaency or Governmental Authority.

(k) "Financing Statement". A Financing Statement executed by Borrower in favor of Lender, perfecting the security interest in personal property created by the Deed of Trust.

(1) "GAAP". Generally accepted accounting principles, as from time-to-time in effect in the United States of America, or such alternative accounting standards as may be acceptable to the Lender, consistently applied.

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(m) "Governmental Authority". The United States, ,e State, the county, and the city, or any other political subdivision in which the Land is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over Borrower, Guarantor or the Premises.

(n) "Governmental Requirements". All laws, ordinances, statutes, codes, rules, regulations, orders and decrees of any Governmental Authority applicable `o Borrower, Guarantor or the Premises.

(o) "Guaranty". A Guaranty of even date herewith made by Emeritus Corporation, a Washington corporation (hereinafter called "Guarantor").

(p) "Improvements". The improvements constructed on the Land.

(q) "Land". The real property described in Exhibit A attached hereto and made a part hereof.

(r) "Licenses". Any and all licenses, certificates of need, certificate of need waivers, operating permits, franchises, and other licenses, authorizations, certifications, permits, or approvals, other than construction permits, issued by, or on behalf of, any: Governmental Authority now existing or at any time hereafter issued, with respect to the acquisition, construction, renovation, expansion, leasing, ownership and/or operation of the Premises, accreditation of the Premises, and/or the participation or eligibility for participation in any third party payor or reimbursement programs (but specifically excluding any and all Participation Agreements), any and all operating licenses issued by any Governmental Authority, any and all pharmaceutical licenses and other licenses related to the purchase, dispensing, storage, prescription or use of drugs, medications, and other "controlled substances," and any and all license; relating to the operation of food or beverage facilities or amenities, if any.

(s) "Liquid Assets" means (i) cash on hand or on deposit in banks, (ii) readily marketable securities issued by the United States, (iii) readily marketable commercial paper rated A-1 by Standard & Poor's Corporation (or a similar rating by any similar organization that rates commercial paper), (iv) certificates of deposit issued by commercial banks operating in the United States with maturities of one year or less, and (v) publicly traded stocks and bonds.

(t) "Loan". A loan in the principal amount of Five Million five Hundred Forty Thousand and No/100 Dollars ($5,5400,000) from Lender to Borrower, secured by a first lien on the Premises (as hereinafter defined), as more fully described in the Commitment.

(u) "Loan Documents" This Agreement, the documents described in certain subsections of this Section 1.1 pertaining to the Loan and all other documents securing, evidencing or executed in connection with the Loan.

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(v) "Managed Care Plans". Any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, referral service or similar arrangement, entity, organization, or Person.

(w ) "Manager". Emeritus Corporation, or such other party or parties who, with the prior written approval of Lender, enter into a Management Agreement with Borrower.

(x) "Material Adverse Change". As to the specified Person, a material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of such Person and, in addition, as to the Borrower, any material adverse change in (i) the ability of the Borrower to perform its obligations under this Agreement or any other Loan Documents or (ii) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder.

(y) "Note". A promissory note of even date herewith payable to the order of Lender and in the principal amount of the Loan.

(z) "Notice and Agreement". An instrument executed by Borrower and Lender pursuant to Subsection 26.02 of the Texas Business and Commerce Code.

(aa) "Obligations". The unpaid principal of and interest on any promissory note or other indebtedness (including, without limitation, interest accruing after the maturity of any promissory note or indebtedness and interest accruing thereon after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation all fees and disbursements of counsel) or otherwise.

(bb) "Operating Agreements and Management Contracts". Any and all contracts and agreements previously, now or at any time hereafter entered into by the Borrower with respect to the acquisition, construction, renovation, expansion, ownership, operation, maintenance, use or management of the Premises or otherwise concerning the operations and business of the Premises, including, without limitation. the Management Agreement, any and all service and maintenance contracts, any employment contracts, any and all management agreements, any and all consulting agreements, laboratory servicing agreements, pharmaceutical contracts, physician, other clinician or other professional services provider contracts, therapy referral, food and beverage service contracts, and other contracts for the operation and maintenance of, or provision of services to, the Premises.

(cc) "Participation Agreements". Any and all third party payor participation or reimbursement agreements now or at any time hereafter existing for the benefit of the Borrower relating to rights to payment or reimbursement from, and claims against, private

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insurers, Managed Care Plans, employee assistance programs, Blue Cross and/or
Blue Shield, federal, state and local Governmental Authorities, including without limitation, Medicare,-Medicaid, CAMPUS, VA and other third party payers.

(dd) "Person". An individual, a general or limited partnership, a limited liability company, a limited liability partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or other entity of whatever nature.

(ee) "Premises". The Land and the Improvements.

(ff) "Resident Agreements". Any and all contracts and agreements executed by, or on behalf of any resident or other Person seeking residency or occupancy in the Premises and related services from the Borrower.

(gg) "Title Company". Chicago Title Insurance Company.

                                 ARTICLE II.
                                  THE LOAN

2.l The Loan. Subject to and upon the terms, conditions an d limitations contained in this Agreement and relying on the representations and warranties contained in this Agreement and the other Loan Documents, Lender agrees to lend, and Borrower agrees to borrow and take down, the Loan, to be evidenced by the Note. All proceeds of the Loan shall be advanced against the Note and shall be used by Borrower to refinance the current financing of the Premises and for other corporate purposes. The principal amount actually owing on the Note from time to time shall be the aggregate of all advances theretofore made by the Lender against the Note less all payments theretofore made on the principal of the Note.

2.2 Security for the Loan. The Loan, as evidenced by the Note, shall be secured by the Deed of Trust, Assignment of Leases and Rents, Collateral Assignment of Agreements Affecting Real Estate and Debt Service Agreement and shall be guaranteed by the Guaranty.

                                 ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF BORROWER

3.1 Representations. Warranties and Covenants of Borrower. Borrower hereby represents, warrants and covenants to Lender that:

(a) Deed of Trust. All of the representations and warranties of borrower under the Deed of Trust are true and correct.

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(b) Financial Statements. The financial statements and information regarding
Borrower heretofore delivered to Lender are true and correct in all material respects, having been prepared in accordance with GAAP, and fairly present the financial condition of Borrower as of the date thereof. No Material Adverse Change has occurred in the financial condition of Borrower reflected therein since the date thereof.

(c) Brokerage Commissions. Any brokerage commissions due to any broker with whom Borrower has dealt in connection with the transaction contemplated hereby have been paid in full and any such commissions coming due in the future will be promptly paid by Borrower. Borrower agrees to and shall indemnify Lender from any liability, claims or losses arising by reason of any such brokerage commissions. This provision shall survive the repayment of the Loan made in connection herewith and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

(d) No Homestead. The Land and the Improvements thereon do not and will not constitute the residential or business homestead of Borrower.

(e) Certain Payments. Neither the Borrower nor any director, officer, member, partner, employee or agent of the Borrower acting for or on behalf of the Borrower has paid or caused to be paid, directly or indirectly, in connection with the business of the Borrower any bribe, kickback or similar payment to any Governmental Authority or any agent of any supplier.

(f) Operating Agreements and Management Contracts. The
Borrower has furnished to the Lender photocopies of all material Operating Agreements and Management Contracts entered into with the Borrower, and all amendments, supplements and modifications thereto. With respect to each such Operating agreement and Management Contract, (i) such Operating Agreement and Management Contract is or will be at the time of execution and delivery thereof valid and binding on the parties thereto and in full force and effect, (ii) no default has occurred or is continuing under the terms thereof, and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default thereunder, and no party thereto has attempted or threatened to terminate any such Operating Agreement and Management Contract,
(iii) the Borrower has not made any previous assignment of the Operating Agreements and Management Contracts to any Person, except as security for loans and other financial accommodations, if any, which are to be paid with the proceeds of the Loan and are to be terminated promptly following the date hereof, and (iv) no financing; statement covering any of the Operating Agreements and Management contracts is on file in any public office, except for those financing statements relating to loans and other financial accommodations which are to be paid with the proceeds of the Loan and are to be terminated promptly following the date hereof.

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(g) Participation Agreements.

(i) The Borrower has furnished to the Lender, on or before the date hereof, all material Participation Agreements entered into with the Borrower, including all amendments, supplements and modifications thereto.

(ii) Each Participation Agreement (A) is or will be at the time of execution and delivery thereof the valid and binding obligation of the parties thereto and in full force and effect, (B) provides for payment to the Borrower of allowable costs incurred by the Borrower in the provision of services to patients and/or residents, and (C) no default has occurred or is continuing under the terms thereof and no event has occurred, which, upon the giving of notice or the lapse of time or both, would constitute a default under the terms thereof.

(iii) Borrower does not participate in any Medicare or Medicaid payment and reimbursement programs.

(h) Hill-Burton Act. The Borrower has not, nor to the best of the Borrower's knowledge, has any prior owner of the Premises during the twenty (20) year period immediately preceding the date hereof, received any funds to finance the construction and/or acquisition of the Premises pursuant to Title VI of the Public Health Service Act (commonly referred to as the Hill-Burton Act) or Title XVI of the Public Health Service Act.

(i) Eligibility. The Borrower is eligible for third party payments under, and in connection with, any and all Participation Agreements to which it is presently a party.

(j) Patient Admission Agreements and Resident Agreements. Each Patient Admission Agreement and Resident Agreement to which the Borrower is a party is or will be valid and binding on the parties thereto, is or will be at the time of execution and delivery thereof in full force and effect, and any payments due to the Borrower thereunder are not and will not be evidenced by any chattel paper or instrument.

(k) Fraud and Abuse. The Borrower, its directors, officers and employees and other Persons providing services on behalf of the Borrower have not engaged in any activities which are in violation of Sections 1128A, 1128C or 1877 of the Social Security Act, the False Claims Act, the Program Fraud Civil Remedies Act of 1906 or other federal or state laws and regulations, including, but not limited to, the following:

(i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

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(ii) knowingly and willfully making or
causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

(iii) failing to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

(iv) knowingly and willfully offering, paying. soliciting, or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of anv item or service, (B) in return for purchasing, leasing or ordering, or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item; or

(v) billing a patient, resident or payor for health services specified in 42 U.S.C. ss. 1395nn or any other similar or comparable federal or state laws, or providing such health services to a patient or resident, upon a referral from physician where such physician has a financial relationship with the Borrower to which no exception applies under each of the applicable laws. (I) Licenses and Certifications. The Borrower has obtained all Licenses. necessary or desirable under all Governmental Requirements for the operation of the Premises as a Facility. With respect to each License the Borrower possesses or has applied for, (i) no default has occurred or is continuing under the terms thereof, and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute a breach of any condition to the issuance, maintenance, renewal and/or continuance thereof,
(ii) the Borrower has paid all fees, charges and other expenses to the extent due and payable with respect to, and has provided all information and otherwise complied with all material conditions precedent to, the issuance, maintenance, renewal, and continuance of such License, (iii) none of the Licenses are conditional, provisional, probationary or restricted in any (iv) the Borrower has not received any notice from any Governmental Authority relating to any actual or pending suspension, revocation, restriction, or imposition of any probationary use of such License, nor has any License been materially amended, supplemented, rescinded, terminated. or otherwise modified except as otherwise disclosed in writing to, and approved by the lender. (v) the Borrower has not made any previous assignment of any of the Licenses to any Person, except as security for loans and other financial accommodations, if any, which are to be paid with the proceeds of the Loan and are to be terminated promptly following the date hereof, (vi) no financing statement covering any of the Licenses has been executed by the Borrower or is on file in any public office, except for those financing statements relating to loans and other financial accommodations, if any, which are to be paid with the proceeds of the Loan and are to be terminated promptly following the date hereof.

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(vii) each License has been issued for a period of at least twelve (12) months from the date of issuance or for such lesser time to the extent the issuance for less than twelve (12) months is not the consequence of any sanctions imposed by any Governmental Authority.

                                 ARTICLE IV.
                            COVENANTS OF BORROWER

4.1 Borrower hereby covenants and a5rees with Lender as follows:

(a) Commitment. Borrower shall permit no Borrower default under the terms of the Commitment.

(b) Title Insurance. Borrower shall furnish to Lender, at Borrower's expense, a mortgagee title insurance policy (herein called the "Mortgagee Title Policy") showing Lender as the insured thereunder, in the amount of the Loan and in form and substance and written by the Title Company on behalf of an underwriter reasonably satisfactory to Lender insuring a valid first lien upon the Premises by virtue of the Deed of Trust and containing no exceptions except those specifically waived in writing by Lender. If the underwriter issuing the Mortgagee Title Policy becomes insolvent or is placed in receivership or for any other reason such Policy becomes unenforceable, Borrower shall furnish Lender, at Borrower's expense, another mortgagee title insurance policy in the amount and in substitution for the original Mortgagee Title Policy and meeting the above requirements.

(c) Insurance. Borrower shall obtain and maintain such insurance or evidence of insurance as Lender may reasonably require, including but not limited to the following:

(i) Public Liability and Worker's Compensation Insurance - a certificate from an insurance company indicating the Borrower is covered to the satisfaction of Lender by public liability and worker's compensation insurance.

(ii) Business Interruption Insurance - business interruption insurance equal to not less than twelve (12) months estimated gross revenues less expenses not ordinarily incurred during the period of business interruption.

(iii) Other Insurance - such other insurance as may be required by the Deed of Trust.

(d) Collection of Insurance Proceeds. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfullv or equitably payable to it in connection with the transactions contemplated hereby and the collection of any indebtedness or obligation of Borrower to Lender incurred hereunder (including the

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payment by Borrower of the expense of an independent appraisal on behalf of
Lender in case of a fire or other casualty affecting the Premises).

(e) Indemnity of Lender. Borrower shall indemnify and hold harmless Lender (for purposes of this subsection, the term "Lender" shall include the directors, officers, employees and agents of Lender and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lender) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney's fees) which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Premises through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Premises or with this Agreement or any other Loan Document. WITHOUT LIMITATION, IT IS THE ATTENTION OF BORROWER AND BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY'S FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO ANY INDEMNIFIED PARTY TO THE EXTENT THE SUBJECT OF THE INDEMNITIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. The foregoing indemnities shall survive the termination of this Agreement, the foreclosure of the Deed of Trust or conveyance in lieu of foreclosure and the repayment of the Loan and the discharge and release of the Loan Documents. Any amount to be paid hereunder shall be subject to and governed by the provisions of Section 4.2 hereof.

(f) Expenses and Approval of Documents. Borrower shall pay a11 costs of closing the Loan and all expenses of Lender with respect thereto, including but not limited to, reasonable legal fees (including legal fees incurred by Lender subsequent to the closing of the Loan but incurred in connection with the disbursement or collection of the Loan), title insurance premiums and other charges of the title company issuing the Mortgagee Title Policy, appraisal fees, consulting architect fees, consulting inspection fees, advances, recording expenses, surveys, intangible taxes, expenses of foreclosure (including reasonable attorneys' fees) and similar items, and shall allow all closing papers, Loan Documents and other legal matters to be subject to the approval of Lender's attorneys.

(g) Further Assurances. Borrower shall sign and deliver to Lender such documents, instruments, assignments and other writings, and do such other acts necessary or desirable, to preserve and protect the collateral at any time securing or intended to

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secure the Note, as Lender may require; and shall do and execute all and such further lawful and reasonable acts, conveyances and assurances in the law for the better and more effective carrying out of the intents and purposes of this Agreement as Lender shall reasonably require from time to time.

(h) Appraisal. Borrower shall submit from time to time, within thirty (30) days following written request of Lender, which request may not be made earlier than one (1) year after the date of the Appraisal furnished pursuant to the Commitment and not more often than annually thereafter, an MAI appraisal of the Premises by a licensed appraiser satisfactory to Lender, such appraisal to be in the form and amount satisfactory to Lender. In lieu of obtaining an appraisal from Borrower hereunder, but subject to the limitation set forth in the previous sentence, Lender may itself obtain the appraisal and Borrower shall pay the cost thereof to Lender within thirty (30) days following written request of Lender.

(i) Cooperation Regarding Financial Condition. Borrower shall cooperate with Lender and its representatives to the end that Lender shall be fully apprised regarding the continuing financial condition of Borrower and, upon reasonable request of Lender or any of its representatives, will furnish Lender or such representatives such documents, instruments, financial statements or other information considered necessary or useful by Lender or its representatives in connection with the review and understanding of the financial condition of Borrower as it may exist from time to time.

(j) Management Agreement. Lender hereby approves Manager as the manager for the Premises pursuant to terms and conditions of the Management Agreement furnished by Borrower to Lender. Borrower shall (i) permit no default under the terms of the Management Agreement, (ii) waive none of the obligations of Manager thereunder (iii) do no act which would relieve Manager from its obligations thereunder, and (iv) enter into no material amendment, modification or termination of the Management Agreement without the prior written consent of Lender.

(k) Resident Agreements. Borrower shall submit to the Lender when requested by the Lender, all information reasonably requested by the Lender with respect to all Resident Agreements.

(l) Lessee Information. Borrower shall submit to the Lender when requested by the Lender, all information on all tenant leases, if any, other than Patient Admission Agreements or Resident Agreements, reasonably required to be included in a rent roil.

(m) Conduct of Business and Compliance with Laws. The Borrower shall (i) do or cause to be done all things necessary to obtain, enter into, preserve and keep in full force and effect its existence and material rights and, if appropriate, construction permits and all material Licenses, Participation Agreements, and Operating Agreements and Management Contracts which are necessary to its business and the operation of the Premises as a Facility, (ii) engage in and continue to engage only in the business of owning and operating the Facility and related services, (iii) observe the valid requirement of Governmental

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Authorities and agents and perform the terms of all Participation Agreements, the noncompliance with or the nonobservance of which might materially interfere with the performance of its obligations under the Loan Documents or the proper or prudent conduct of its business or the Premises, and (iv) comply with all Governmental Requirements, including, without limitation, the Occupational Safety and Health Act of 1970, regulations issued under the Omnibus Budget Reconciliation Act of 1987, any Governmental Requirement relating to "informed consents" and rights of patients and/or residents, qualifications of staff, staffing requirements and delivery of services in a manner sufficient to protect the health and safety of patients and/or residents. In addition, the Borrower covenants and agrees that it will:

(i) maintain in full force and effect all Licenses necessary to the ownership and/or operation of the Premises, including, without limitation, the license to operate the Premises, Licenses and other approvals related to the storage, dispensation, use, prescription and disposal of drugs, medications and other "controlled substances" and, to the extent offered by the Borrower, the maintenance of cafeteria and other food and beverage facilities or services;

(ii) administer, maintain and operate (or will cause to be administered, maintained and operated) the Premises as a revenue-producing Facility;

(iii) administer, maintain and comply with all conditions for the continuance of, all Licenses necessary or desirable for the operation of the Premises as a Facility;

(iv) obtain, maintain and comply with all conditions for the continuance of each of the Licenses;

(v) maintain or cause to be maintained the standard of care for the residents of the Premises at all times at a level necessary to insure a level of quality care and services for the patients and/or residents of the Premises no less than the prudent industry standard for a Facility;

(vi) maintain or cause to be maintained a standard of care in the storage, use, transportation and disposal of all medical equipment, medical supplies, medical products and medical waste, of any kind and in any form, that is in accordance with, at least, that of the prudent industry standard and in conformity with all Governmental Requirements;

(vii) operate or cause to be operated the Premises in a prudent manner in compliance with Governmental Requirements relating thereto and cause all Licenses, permits, certificates of need, reimbursement contracts, and any other agreements necessary for the use and operation of the Premises or as may be necessary for participation in the applicable reimbursement programs to remain in

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effect without reduction in the number of licensed beds or beds authorized for use in applicable reimbursements programs;

(viii) correct or cause to be corrected any deficiency set forth in any Medicare, Medicaid or other Agency statement of deficiencies, the curing of which is a condition of continued licensure or for accreditation of the Premises or for (1) full participation in Medicare, Medicaid or other third party payor or reimbursement programs offered by any other Governmental Authority or third party private payor (including Blue Cross and Blue Shield, Managed Care Plans, and employee assistance plans) in which the Borrower presently participates and which are material to the continued ability of the Borrower to operate the Premises in a manner consistent with the provisions of the Loan Documents and to pay the Borrower's Obligations as and when due and payable, or (2) existing patients or for new patients to be admitted with coverage under any of the foregoing third party payor and reimbursement programs, all by the date required for cure by such Agency (plus extensions granted by such Agency);

(ix) maintain or cause to be maintained sufficient inventory and equipment of types and quantities at the Premises to enable the Borrower or the Manager of the Premises to operate the Premises adequately, as a Facility and in a manner which will enable the Borrower to comply with the provisions of the Loan Documents; and

(x) maintain or cause to be maintained all deposits, including, without limitation, deposits relating to patients or Patient Admission Agreements or Resident Agreements in accordance with customary and prudent business practices and all Governmental Requirements. Any bond or other instrument which the Borrower, or any manager of the premises, as the case may be, is permitted to hold in lieu of cash deposits under any applicable Governmental Requirement shall be maintained in full force and effect unless replaced by cash deposits, shall be issued by an institution reasonably satisfactory to the Lender, shall, if permitted pursuant to Governmental Requirements, name the Lender as the payee or mortgagee thereunder (or at the Lender's option, be fully assignable to the Lender) and shall, in all material respects, comply with all applicable Governmental Requirements and otherwise be reasonably satisfactory to the Lender. Following the occurrence and during the continuance of any event of default under the Loan Documents, the Borrower or Manager of the Premises as the case may be shall, upon the Lenders request, if permitted by applicable Governmental Requirements, turn over to the Lender the deposits (and any interest earned thereon) with respect to the Premises, to be held by the Lender subject to the terms of any applicable Operating Agreements and Management Contracts.

(n) Insurance. The Borrower shall ensure that all healthcare providers with whom the Borrower contracts to provide services at the Premises are insured against claims arising from such services (including, without limitation, malpractice coverage).

(o) Notices. The Borrower shall promptly notify the Lender in writing upon obtaining knowledge of the occurrence of any of the following which could result in a Material Adverse Change:

(i) the receipt by the Borrower of any notice, claim or demand from any Governmental Authority which alleges that the Borrower is in violation of any of the terms of, or has failed to comply with any Governmental Requirement regulating its operation and business, including, but not limited to, the Health Care Financing Administration or any division thereof, the Occupational Safety and Health Act and the Environmental Protection Act;

(ii) The actual, threatened or pending (A) revocation, suspension, probation, restriction limitation, forfeiture or refusal to renew of any License, or (B) decertification, revocation, suspension, probation, restriction, limitation, forfeiture or refusal to renew any participation or eligibility in any third party payor program in which the Borrower presently participates or is eligible, including, without limitation, Medicare, Medicaid, CAMPUS, Blue Cross and Blue Shield, any Managed Care Plan, private insurer ot- employee assistance program, or any accreditation of the Borrower, which actual or threatened or pending decertification, revocation, suspension, probation, restriction, limitation, forfeiture or refusal to remedy could have a Material Adverse Change or could adversely affect the ability of the Borrower to repay the Loan or comply with the provisions of the Loan Documents, or (C) the issuance or pending issuance of any License for a period of less than twelve (12) months, as a consequence of sanctions imposed by any Governmental Authority or agent, or (D) the assessment or threatened or pending assessment, of any civil or criminal penalties by any Governmental Authority or agent, any third party payor or any accreditation organization; or

(iii) any action, including, but not limited to the amendment of any License, or the issuance of any new License or certification for the Premises, under which the Borrower proposes (A) to develop a new facility or service, (B) change any existing facility or service, or (C) to eliminate any existing or proposed service, which action requires the Borrower to seek either a certificate of need approval or exemption from certificate of need approval or which requires amendment of any License or the issuance of any new License or certificate for the Premises. in each case describing in detail satisfactory to the Lender in its sole discretion the nature thereof and the action the Borrower proposal to take with respect thereto.

(p) Deficiency Notices. Without implying any limitation on any other provisions of this Agreement or any of the other Loan Documents, the Borrower wi11 furnish to the Lender immediately after receipt thereof copies of all material (A) Deficiency Notices, (B) agency inspection reports, audits, surveys, investigations, reviews or evaluations, (C) notices and written communications from any State or any Agency relating to material advertisement in reimbursement amounts or to rate reviews, modifications of rates, inflation adjustments, rate agreements or the like, and
(D) responses by, or on behalf of, the Borrower with respect to any of the foregoing. The Borrower shall promptly commence and diligently pursue the correction or the subject of each Deficiency Notice, and shall correct the subject of the Deficiency Notice promptly, but in any event prior to the expiration of any period allowed by the Agency for correction. The Borrower shall, at the Lender's request, promptly provide from time to time such cost estimates, reports and other information as the Lender reasonably may require to demonstrate to the Lender's satisfaction that the Borrower has the financial and other ability to effect the correction and is taking the actions required by this Section.

(q) Participation in Reimbursement Programs. The Borrower will participate in any and all plans and programs for third party payment and/or reimbursement from, and claims against, private insurers, employee assistance programs and plans or programs for payment and/or reimbursement from federal, state and local governmental agencies and/or private or quasi-public insurers as shall be necessary for the prudent conduct of the Borrower's business. The Borrower shall comply with any and all conditions, rules, regulations, standards, procedures and decrees necessary to maintain the Borrower's participation in any such third party payor or reimbursement programs or plans.

(r) Cost Reports. The Borrower will prepare and file all applicable cost reports to all third party payors to the extent required by any such third party payor and will notify the Lender of any disallowance or settlement of any cost report which the Borrower has disclosed to the Lender as being open or unsettled as of the date hereof to the extent any such disallowance or settlement would have a Material Adverse Change on the Borrower.

(s) Census Report and Surveys. The Borrower will furnish to the Lender promptly following the request of the Lender reports of the Borrower's periodic patient or resident census with a breakdown with respect to the source of payment, licensure survey results, accreditation survey results and such other information relating to the operation of the Premises as may reasonably be requested by the Lender from time to time.

(t) Renewal of Agreements. The Borrower will take any and all steps necessary to remedy all Participation Agreements, Patient Admission Agreements, Resident Agreements, and Operating Agreements and Management Contracts, except to the extent that the Borrower deems such renewal to be, in the exercise of prudent business judgment, contrary to the best interests of the Borrower.

(u) Specific Licensing Requirements. The Borrower shall al all times maintain the Premises as a properly licensed Facility in accordance with all Governmental Requirements and Licenses.

(v) Financial Statements. The Borrower shall provide Lender and cause the Guarantor and the Manager to provide to Lender, the following financial statement information on a continuing basis during the term of the Loan:

(i) Beginning with calendar year end 1998, within ninety (90) days after the end of each calendar year, unaudited financial statements of Borrower, which statement shall be prepared in accordance with GAAP, and shall include a balance sheet and statement of income and expenses for the year then ended. Lender reserves the right to require, in its sole discretion, annual audited financial statements of Borrower.

(ii) Once each month within thirty (30) days after month end , unaudited monthly financial statements of the operations of the premises, prepared in accordance with GAAP, which statements shall include a balance sheet and statement of income and expenses for the month then ended, together with a rent roll of the Premises as of the end of such month, certified by a representative of Borrower to be true and correct to the best of the representative's knowledge and belief. Such statements shall also be prepared on a "rolling" quarterly basis. Such statements of the premises shall be accompanied by the information required pursuant to the Summary of Financial Statements and Census Data (in the form attached hereto as Schedule I), which information shall be provided in the format utilized by Borrower and certified by a representative of the Borrower to be true and correct.

(iii) The financial statements and information required of Guarantor under the Guaranty.

(iv) The financial statements required under this Agreement shall be accompanied by a Certificate Accompanying Financial Statements in the form attached hereto as Schedule II.

(v) The Lender further reserves the right to require such other financial information of Borrower, the Guarantor, Manager and/or the Premises, in such form and at such other times (including monthly or more frequently) as Lender reasonably shall deem necessary, and Borrower agrees promptly to provide or to cause to be provided, such information to Lender. All financial statements must be in the form and detail as Lender may from time to time reasonably request.

(w) Capital Improvements. Borrower shall make minimum annual capital expenditures (or maintain a reserve for such expenditures) for the Premises in each fiscal year, in the amount of S?0.00 per unit (which such capital expenditures may include ordinary repairs needed to maintain or improve the conditions of the Premises), and within ninety (90) days of the end of such fiscal year provide evidence thereof satisfactory to Lender. In the event the Borrower shall fail to do so, Borrower shall, upon Lender's written request, immediately establish and maintain a capital expenditures reserve fund with Lender equal to the difference between the required amount per unit and the amount per unit actually spent by the Borrower. Borrower grants to Lender a right of setoff against all moneys in the capital expenditures reserve fund, and Borrower shall not permit any other lien to exist upon such fund. The proceeds of such capital expenditures reserve fund will be disbursed upon Lender's receipt of satisfactory evidence that Borrower has made the required capital expenditures. Upon Borrower's failure to adequately maintain the Premises in good condition, Lender may, but shall not be obligated to, make such capital expenditures and may apply the moneys in the capital expenditures reserve fund for such purpose. To the extent there are insufficient moneys in the capital expenditures reserve fund for such purposes, all funds advanced by Lender to make such capital expenditures shall constitute a portion of the Loan, shall be secured by the Deed of Trust and shall accrue interest at the Default Rat (as such term is defined in the Note) until paid. Upon an event of default, Lender may apply any moneys in the capital expenditures reserve fund to the Loan, in such order and manner as Lender may elect. Routine maintenance and repair expenses which are necessary to improve or maintain the physical condition of the Premises shall count towards the capital expenditures requirement. For any partial fiscal year during which the Loan is outstanding, the required expenditure amount shall be prorated by multiplying the required amount per unit by a fraction, the numerator of which is the number of days during such year for which all or part of the Loan is outstanding and the denominator of which is the number of days in such year.

(x) Debt Coverage Ratio. During the first year of the Loan, the Premises shall continuously maintain a Debt Coverage Ratio (as such term is defined in the Note). During the second year of the Loan, the Premisis shall continuously maintain a Debt Coverage Ratio of at least 1.1 to 1. During the Extension Period (as such term is defined in the Note), the Premises shall continuously maintain a Debt Coverage Ratio of at least 1.3 to 1. Each of the foregoing shall be measured on a "rolling" quarter basis.

(y) Debt Coverage Escrow. If Borrower fails to achieve or provide evidence of achievement of a minimum Debt Coverage Ratio of 1.0 to 1, upon the closing of the Loan, or if such failure occurs after the closing of the Loan, then upon fifteen (l5) days written notice to Borrower, Borrower will deposit with Lender cash or other liquid collateral in an amount which, when added to the first number of the debt coverage ratio calculation, would have resulted in the noncomplying debt coverage requirement having been satisfied. If such failure continues for two (2) consecutive quarters, on the third consecutive quarter, if Borrower again fails to achieve or provide evidence of the achievement of the Debt Coverage Ratio of 1.0 to 1, upon fifteen (l5) days written notice to Borrower, Borrower will deposit with Lender additional cash or other liquid collateral (with credit for amounts currently being held by Lender pursuant to the foregoing sentence), in an amount which, if the same had been applied on the first day to reduce the outstanding principal indebtedness of the Loan, would have resulted in the noncomplying debt coverage requirement having been satisfied, and Borrower agrees promptly to provide such additional cash or other liquid collateral. Such additional collateral shall constitute and will be held by the Lender in a standard custodial account, and shall constitute additional collateral for the Loan and. upon the occurrence of an event of default, may be applied by the Lender, in such order and manner as the Lender may elect, to the reduction of the Loan. Borrower shall not be entitled to any interest earned on such additional collateral, unless the escrow is over $500,000, in which event the escrow will be deposited in a money market account. Provided that there is no outstanding event of default and no event has occurred which with the passage of time or giving of notice or both would constitute an event of default, such additional collateral which has not been applied to the Loan will be released by the Lender at such time as Borrower provides the Lender with evidence that the Debt Coverage Ratio of 1.0 to 1 has been achieved and maintained (without regard to any cash deposited pursuant to this Section 4.1(y)) for si1 (6) consecutive months. All amounts deposited by Borrower pursuant to this Section 4. I (y) are referred to as "Debt Coverage Reserve Funds".

(z) Debt Service Escrow. On the date of this Agreement, Borrower shall establish the Debt Service Reserve Funds Escrow Account (as such term is defined in the Escrow and Security Agreement). At such time as the Premises has maintained a Debt Coverage Ratio of at least 1.5 to 1 for three (3) consecutive months and provided no event of default or event which with the passed of time or giving of notice, or both, would constitute an event of default has occurred, Lender will release to Borrower the funds held in the Debt Service Reserve Funds Escrow Account.

(aa) Intentionally Omitted.

(bb) Licenses. To the extent within the Borrower's control. Borrower will not allow any breach, withdrawal, rating reduction, restriction, suspension, probation, failure to renew, cancellation, rescission, termination, lapse or forfeiture of any License, permit, right, franchise or privilege necessary for the ownership or operation of the Premises for the purposes for which the Premises is intended.


(cc) Agreements. To the extent within Borrower's control, Borrower will not allow any breach, withdrawal, restriction, suspension, probation, failure to renew, cancellation, rescission, termination, lapse, alteration, forfeiture or modification of any material Participation Agreement or any material Operating Agreements and Management Contracts.

(dd) Amendments: Terminations. Borrower will not amend or terminate or agree to amend or terminate any material License or consent to a waiver of, or waive, any material provisions thereof or amend or terminate or agree to amend or terminate, any material Participation Agreement or any material Operating Agreements and Management Contracts.

(ee) Single Asset Entity. Borrower will not (a) acquire any real or personal property other than the Premises and personal property related to the operation and maintenance of the Premises; (b) operate any business other than the management and operation of the Premises, or (c) maintain its assets in a va1-difficult to segregate and identity.

(ff) Liquidity. Throughout the term of the Loan, Guarantor shall maintain Liquid Assets of at least $5,000,000.00. 4.2 Failure to Perform. If Borrower fails to perform any act or to take any action or to pay any amount provided to be paid by it under the provisions of any of the covenants and agreements contained in this Agreement, Lender may but shall not be obligated to perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Lender and any money so paid by Lender shall be an advance against the Note and shall bear interest from the date of making such payment until paid at the rate of interest payable on matured but unpaid principal of or interest on the Note and shall be part of the indebtedness secured by the Deed of Trust, and Lender upon making any such payment shall be subrogated to all rights of the person, corporation or body politic receiving such payment.

                                 ARTICLE V.
                                LOAN FUNDING

5.1 Loan Funding. The funding of the Loan shall take place in the offices of Lender or at such other place as Lender may designate.

5.2 Conditions Precedent to Loan Funding. Except as otherwise provided herein, the following shall be conditions precedent to Lender's obligations to fund the
Loan:

(a) Representations and Warranties. On the date of disbursal of the Loan (hereinafter called the "Loan Funding Date"), all of Borrower's representations and warranties contained herein or in any other Loan Document or in the Commitment shall be true and correct in all material respects.

(b) Covenants and Agreements. On the Loan Funding Date, Borrower shall have performed each covenant and agreement to be performed by Borrower on or before the Loan Funding Date pursuant to this Agreement, any other Loan Document or the Commitment, within the time specified.

(c) Due Execution and Recording of Loan Documents. Borrower shall have delivered to Lender evidence, in form satisfactory to Lender, that the Loan Documents have each been duly executed and constitute valid, binding documents, enforceable in accordance with their respective terms and have been fled or recorded. as appropriate, in all proper offices.

(d) Mortgagee Title Policy. Borrower shall have furnished Lender with the Mortgage Title Policy.

(e) Insurance. Borrower shall have obtained the insurance and delivered all policies and certificates required hereunder.

(f) Appraisal. Borrower shall have furnished Lender or paid Lender's cost of acquiring an MAI appraisal of the Premises and the Improvements by a licensed appraiser satisfactory to Lender, such appraisal to be in the form and amount reasonably satisfactory to Lender.

(g) Survey. Borrower shall have furnished to Lender a certified plat of survey of the Premises made by a licensed surveyor or civil engineer satisfactory to Lender meeting the requirements contained in the Pre-Closing Document List furnished Borrower by Lender.

(h) Zoning and Compliance With Laws. Borrower shall have delivered to Lender evidence, in form reasonably satisfactory to Lender, that the Premises are zoned for the use for which the Improvements are designed and are otherwise in compliance with all applicable Governmental Requirements, including, if applicable, all provisions of environmental statutes.

(i) Certificates of Occupancy and Other Permits. Borrower shall have furnished lender (A) complete and true copies of the certificates of occupancy (if reasonably available) and any other permits, licenses or certi2icates which are required in connection with the Improvements, issued by the appropriate Governmental Authorities with jurisdiction over the Premises, and (B) a certificate by Borrower that no proceedings of any kind are pending or threatened by any person, firm, corporation or public agency with respect to the revocation or suspension of any permits, licenses or certificates.

(j) Tax 5ervice. If required by Lender, Borrower shall have furnished Lender a real estate tax reporting service contract in form satisfactory to Lender by which Lender shall receive periodic notices of all taxes, assessments and bonds encumbering the Premises.

(k) Other Documents. Borrower shall have delivered to Lender such other documents and certificates as Lender or Lender of counsel may reasonably request.

(1) Management Agreement. Lender shall have received and approved the Management Agreement. All modifications and amendments to the Management Agreement or any termination of the Management Agreement must be approved by Lender.

(m) Subordination of Management Agreement. Borrower shall have furnished Lender with the executed Subordination of Management Agreement.

(n) Commitment Fee. Borrower shall have paid to Lender the commitment fee in the sum of $55,400 as required by the Commitment.

                                 ARTICLE VI.
                                  DEFAULTS

6.1 Event of Default. An "event of default" shall be deemed to have occurred hereunder if:

(a) A default (as such term is defined therein) occurs under the Deed of Trust; or

(b) Borrower breaches or fails timely and properly to observe, keep or perform any covenant, agreement, warranty or condition herein required to be observed, kept or performed, other than those referred to in any other subsection hereof, if such failure continues for thirty (30) days after receipt by Borrower of written notice and demand for the performance of such covenant, agreement, warranty or condition, provided that if Borrower shall within such thirty (30) day period commence action to cure such failure but is unable, by reason of the nature of the performance required, to cure same within such period, and if Borrower continues such action thereafter diligently and without unnecessary delays, Borrower shall not be in default-hereunder until the expiration of a period of time as may be reasonably necessary to cure such failure, provided further that in any event Borrower shall be in default hereunder if such failure is not cured on or before ninety (90) days after receipt by Borrower of the above described written demand for performance; or

(c) Any involuntary, imposed, required, actual, threatened or pending revocation, suspension, termination, probation, restriction, limitation, forfeiture or refusal to remedy, any License necessary or material to the operation of the Premises as a Facility; or

(d) Any termination of or refusal to remedy any participation or eligibility in any third party payor program in which the Borrower presently participates or is eligible to participate and which is material to the operation or the financial condition of the Premises (other than with respect to any third party payor program (except Medicare or Medicaid), private insurer or payor, employee assistance program, Managed Care Plan, or accreditation which the Borrower reasonably deems, in the exercise of prudent business judgment, to be unnecessary to the successful operation of the Premises and the ability of the Premises to generate and collect sufficient revenues to pay all of its obligations as and when due and payable); or

(e) A final unappealable determination that the Borrower or any shareholders, partners, memb2rs, directors. officers, employees or agents of the Borrower violated Section 1128A, 1128C or 1877 of the Social Security Act, the Program

Fraud Civil Remedies Act of 1986 (31 U.S.C. ss.3801 et seq.) or other similar Governmental Requirements, if the same could result in a Material Adverse Change; or

(f) A default occurs under Subsection 4.1(f); or

(g) Borrower fails to make any deposit required pursuant to Subsection 4.1
(y) or (z) within fifteen (15) days of demand therefor.

                            ARTICLE VII.
                              REMEDIES

7.1 Remedies. Borrower agrees that the occurrence of any one or more of the events of default set out in Article VI hereof shall constitute a default under each of the Loan Documents, thereby entitling Lender (i) to exercise any of the various remedies therein provided including the acceleration of the indebtedness evidenced by the Note and the foreclosure of the Deed of Trust and (ii) cumulatively to exercise all other rights, options and privileges provided by law.

                           ARTICLE VIII
                        GENERAL CONDITIONS

8.1 Rights of Third Parties. All conditions of the obli5ations of Lender hereunder, including the obli5ation to make advances, are imposed solely and exclusively for the benefit of Lender and its successors and assigns and no other person shall have standing to require satisfaction of such condition in accordance with their terms or be entitled to assume that Lender will make advances or refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so.

8.2 Waivers. No waiver of or consent to any departure from any provision hereof shall be effective unless in writing and signed by Lender and shall be effective only in the specific instance for the purpose for which given and to the extent specified in such writing. No waiver of any default hereunder shall affect or constitute a waiver of any later default. No delay or omission of Lender to exercise any right or remedy upon the happening of any event of default shall impair any such right or remedy or be deemed to be a waiver of such event of default.

8.3 Evidence of Satisfaction of Conditions. Any condition of this agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts implies as a condition the existence or nonexistance, as the case may be, of such fact or facts, and

Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or nonexistence.

8.4 Assignment by Borrower. Anything to the contrary herein not withstanding, Borrower shall have no right to assign its rights hereunder or the proceeds of the Loan without the written consent of Lender and any such assignment or purported assignment shall, at Lender's option, relieve Lender from all further obligations hereunder and shall constitute a default under this Agreement.

8.5 Successors and Assigns Included in Parties Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Agreement by or on behalf of the Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns, whether so expressed or not.

8.6 Exercise of Rights and Remedies. All rights and remedies of Lender hereunder or under the Note or under the Deed of Trust or under any other Loan Document shall be separate, distinct and cumulative and no single, partial or full exercise of any right or remedy shall exhaust the same or preclude Lender from thereafter exercising in full or in part the same right or remedy or from concurrently or thereafter exercising any other right or remedy which Lender may have hereunder, under the Note or Deed of Trust or any other Loan Document, or at law or in equity and each and every such right and remedy may be exercised at any time or from time to time.

8.7 Headings. The heading:; of the sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

8.8 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH. THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO TEXAS PRINCIPLES OF CONFLICTS OF LAW. EXCEPT TO THE EXTENT (A) OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION, FORECLOSURE AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE PREMISIS, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WASHINGTON, AND (B) THAT THE LAWS OF THE UNITED STATES OF AMERICA AND ANY RULES, REGULATIONS, OR ORDERS ISSUED OR PROMULGATED THEREUNDER. APPLICABLE TO THE AFFAIRS AND TRANSACTIONS ENTERED INTO BY LENDER. OTHERWISE PREEMPT WASHINGTON OR TEXAS LAW; IN WHICH EVENT SUCH FEDERAL LAW SHALL CONTROL. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND BORROWER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF

SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL. RETURN RECEIPT REOUESTED. DIRECTED TO BORROWER AT THE ADDRESS OF BORROWER FOR THE GIVING OF NOTICE UNDER SECTION 8.14 HEREOF, AND SERVICE SO MADE SHALL BE COMPLETE FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

8.9 Supplement to Deed of Trust. The provisions of this Agreement are not intended to supersede the provisions of the Deed of Trust but shall be construed as supplemental thereto. In the event of any inconsistency between the provisions hereof and the Deed of Trust, it is intended that, during the applicability of this Agreement, this Agreement shall be controlling.

8.10 Usury. It is the intent of Lender and Borrower in the execution of the Note, this Agreement and all other instruments now or hereafter securing the Note or executed in connection therewith or under any other written or oral agreement by Borrower in favor of Lender to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in the Note, this Agreement or any other instrument securing the Note or executed in connection herewith, or in any other written or oral agreement by Borrower in favor of Lender, shall ever be construed to create a contract to pay for the use, forbearance or detention of money interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law: neither Borrower nor any Guarantor, endorsers or other parties now or hereafter becoming liable for payment of the Note or the other indebtedness secured by the Loan Documents shall ever be obligated or required to pay interest on the Note or on indebtedness arising under any instrument securing the Note or executed in connection therewith, or in any other written or oral agreement by Borrower in favor of Lender, at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this Section shall control over all other provisions of the Note, this Agreement and any other instruments now or hereafter securing the Note or executed in connection herewith or any other oral or written agreements which may be in apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the
Note is accelerated. If maturity of the Note shall be accelerated for any reason or if the principal of the Note is paid prior to the end of the term of the Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the applicable maximum lawful rate, Lender shall, at its option, either refund to Borrower the amount of such excess or credit the amount of such excess against the principal balance of the Note then outstanding and thereby shall render inapplicable any and a11 penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on the Note or the other indebtedness secured by the Loan Documents to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of Lender, be either immediately returned to Borrower or credited against the principal balance of the Note then outstanding or the other indebtedness secured by the Loan Documents. in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Agreement, Borrower acknowledges that it believes the Loan to be non-usurious and agrees that if, at any time, Borrower should have reason to believe, that the Loan is in fact usurious, it will give Lender notice of such condition and Borrower agrees that Lender shall have ninety (90) days after receipt of such notice in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this Section shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

8.11 Invalid Provisions to Affect No Others. If fulfillment of any provision hereto for any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

8.12 Number and Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

8.13 Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

8.14 Notice. Any notice or communication required or permitted hereunder shall be 5iven in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, or (d) prepaid telegram, telex or telecopy, addressed as follows:

To Lender:   8333 Douglas Avenue
             Dallas, Texas 75225
Attention:   Commercial Real Estate Lending Division
To Borrower: 3131 Elliott Avenue, Suite 500
             Seattle, Washington 98121
Attention:   President
with a copy to:
                Randi Nathanson
                The Nathanson Group PLLC
                1411 Fourth Avenue
                Suite 905
                Seattle, Washington 98101

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt.

8.15 Legal Proceeding. Lender shall have the right to commence, appear in, or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder or the payment of any funds, and in connection therewith pay necessary expenses, employ counsel and pay its reasonable fees. Any such expenditures shall be considered additional advances hereunder and shall bear interest at the rate payable under the Note for installments of principal and/or interest after maturity shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

8.16 Assignment by Lender. Lender shall have the right to assign any portion of this Agreement and/or the Loan to a responsible institutional lender and to disseminate to such lender any information it has pertaining to the Loan, including without limitation, complete and current credit information on Borrower, any of its principals and any Guarantor. In the event of such an assignment, Borrower will agree to such modifications to this Agreement as will facilitate such assignment, provided that such modifications will not add to the obligations of Borrower. It is understood that any assignment by Lender will not result in additional cash expense to Borrower. Neither the shareholders, nor the trustees of a real estate investment trust assignee shall be personally liable for the obligations of such trust and Borrower will agree to look solely to the trust property for the payment of any claim hereunder.

8.17 Lender Not a Joint Venturer. Notwithstanding anything to the contrary herein contained, Lender, by entering into this Agreement or by an; action taken pursuant hereto, will not be deemed a partner or joint venturer with Borrower, and Borrower will indemnify and hold Lender harmless from any and all damages resulting from such a construction of the parties and their relationship.

8.18 Survival of Covenants. All covenants of either party contained herein shall continue and survive until the Loan has been fully paid and discharged.

8.19 Time Is of the Essence. Time is of the essence of this Agreement.

8.20 Waiver of Judicial Procedural Matters. BORROWER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY LENDER IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, ANY AND EVERY RIGHT IT MAY HAVE TO (i) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAINI THEREII (OTHER THAN A COMPULSORY COUNTERCLAIM) AND (IVl HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. Nothing herein contained shall prevent or prohibit Borrower from instituting or maintaining a separate action against Lender with respect to any asserted claim.

8.21 Loan Participation. Borrower acknowledges and agrees that Lender may, from time to time, sell or offer to sell interests in the Loan and Loan Documents to one or more participants. Borrower authorizes Lender to disseminate to such participant or prospective participant, any information it has pertaining to the Loan, including without limitation, complete and current credit information on the Borrower, any of its principals and Guarantor, provided that such participant or prospective participant shall agree to keep such information confidential. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW. IN WITNESS WHEREOF, Borrower and Lender have hereunto caused these presents to be executed on the date first above written.

EMERITUS PROPLRTIES X, LLC,
a Washington limited liability company


By: Emeritus Corporation,
a Washington corporation, its Manager


By: /s/ Kelly J. Price
   ----------------------------------
Name: Kelly J. Price
Title: Vice President of Finance

BORROWER

GUARANTY FEDERAL BANK, F.S.B,
a federal savings bank

By:
   ----------------------------------
Name: Emily W. Hillsman
Title: Vice President

LENDER

PLEASE PROVIDE BORROWER'S FORM. FORM IS SUBJECT TO LENDER'S APPROVAL.
SCHEDULE I
MONTHLY/QUARTERLY FINANCIAL STATEMENT
AND CENSUS DATA

                           Schedule II

                     CERTIFICATE ACCOMPANYING
                        FINANCIAL STATEMENTS

    Reference is made to that certain Loan Agreement dated December 28,1998 (the "Agreement"), by and between Emeritus Properties X, LLC and Guaranty Federal Bank, F.S.B. ("Lender"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         This Certificate is furnished pursuant to Section 4.1(v) of the Agreement. Together herewith the Borrower is furnishing to Lender the Borrower's financial statements (the "Financial Statements") as at _____________ and for the period then ended (the "Reporting Date"). The Borrower hereby represents, warrants, and acknowledges to Lender that:

               (a) the officer of the Borrower signing this instrument is the duly elected, qualified and acting _________ of Borrower;

               (b) the Financial Statements present fairly in all material respects in accordance with GAAP the financial position of the Borrower as of the Reporting Date and its results of operations and cash flows for the periods covered thereby and satisfy the requirements of the Agreement;

               (c) attached hereto is a schedule of calculations showing compliance [*noncompliance] as of the Reporting Date with the requirements of Sections 4.1(w), (x), (y) and (ff) of the Agreement;

               (d) to the best of Borrower's knowledge, on the Reporting
         Date, the Borrower was, and on the date hereof the Borrower is, in full compliance with the disclosure requirements of the Agreement, and no default or event of default (as such term is defined in the Agreement) otherwise existed on the Reporting Date or otherwise exists on the date of this instrument [except for , which [is/are] more fully described on a schedule attached hereto).

         The officer of the Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements or has otherwise undertaken such inquiry as is in his opinion necessary to enable him to execute this certificate on behalf of the Borrower.

         IN WITNESS WHEREOF, this instrument is executed as of

                                                EMERITUS PROPERTIES X, LLC,
                                                a Washington limited liability
                                                company

                                                By: Emeritus Corporation,
                                                    a Washington corporation,
                                                    its Manager

                                                By:
                                                   --------------------------
                                                   Name:
                                                   Title: Vice President of
                                                           Finance